INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 27, 2001, filed with the Merrill Lynch Life Insurance Company Annual Report on Form 10-K, into the Registration Statements on Form S-3 of Merrill Lynch Life Insurance Company (Nos. 333-33863 and 33-58303).





/s/ DELOITTE & TOUCHE LLP
------------------------------
Deloitte & Touche LLP

New York, New York
March 29, 2001